                                                                      Exhibit 24
                         LIMITED POWER OF ATTORNEY
                                       FOR
                              SECTION 16(a) FILINGS

         Know all by these presents, that the undersigned hereby constitutes and appoints Melinda Dunn the undersigned's true and lawful attorney-in-fact to:

         (1)    Execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer, director and/or
                stockholder of any corporation or other person in which an investment fund affiliated with Sequoia Capital Operations,
                LLC makes an investment (each, a "Company"), Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the
                Securities Exchange Act of 1934 and the rules thereunder;

         (2)    Do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States Securities and
                Exchange Commission (the "SEC") and any stock exchange or
                similar authority; and

         (3)    Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or
                desirable in connection with the foregoing authority, it being understood that the documents executed by such
                attorney-in-fact on behalf of the undersigned pursuant to this
                Limited Power of Attorney shall be in such form and shall
                contain such terms and conditions as such attorney-in-fact may approve.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is any Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

         This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to any Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Limited Power of
Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of this 24th day of August, 2009.

By: /s/ Michael Moritz
    -------------------------------
Michael Moritz